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                                                                     EXHIBIT 5.1



                                 (202) 861-1694




                                  May 27, 1998





The Resort at Summerlin, Limited Partnership
The Resort at Summerlin, Inc.
c/o Seven Circle Resorts, Inc.
1160 Town Center Drive
Suite 200
Las Vegas, Nevada 89134

Gentlemen:

     We have acted as counsel for The Resort at Summerlin, Limited Partnership, (the "Partnership"), a Nevada limited partnership, and The Resort at Summerlin, Inc. ("RAS"), a Nevada corporation (collectively, the "Issuers"), in connection with the Issuers' Registration Statement on Form S-4, as amended (the "Registration Statement"), first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on April 8, 1998 with respect to the Issuers' offer to exchange $1,000 in principal amount of 13% Series B Senior Subordinated PIK Notes due 2007 registered under the Securities Act (the "Exchange Notes") for each $1,000 in principal amount of $100.0 million principal amount outstanding 13% Senior Subordinated PIK Notes due 2007 (the "Original Notes").


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The Resort at Summerlin, Limited Partnership
The Resort at Summerlin, Inc.
May 27, 1998
Page 2

      In connection with the foregoing, we have examined corporate and partnership records of the Issuers and such other documents and made such examinations of law as we deemed necessary to render this opinion.

      Based upon such examination, we are of the opinion that the Exchange Notes have been duly authorized and, when exchanged for the original Notes pursuant to the December 31, 1997 Exchange and Registration Rights Agreement among the Partnership, RAS, the limited partners of the Partnership, RAS Warrant Co. and NatWest Capital Markets Limited (in substantially the same form filed as an exhibit to the Registration Statement) and in the same manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.


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The Resort at Summerlin, Limited Partnership
The Resort at Summerlin, Inc.
May 27, 1998
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      We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,


                                    /s/ Baker & Hostetler LLP
                                    Baker & Hostetler LLP